Visa Reports Fiscal Third Quarter 2026 Results
San Francisco, CA, July 28, 2026 – Visa (NYSE: V)
•GAAP net income of $5.6B or $2.97 per share and non-GAAP net income of $6.3B or $3.32 per share
•Net revenue of $11.6B, an increase of 14%, or 13% on a constant-dollar basis
•Growth in payments volume, cross-border volume and processed transactions was strong
•Share repurchases and dividends of $6.2B

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q3 2026		Ryan McInerney, Chief Executive Officer, Visa, commented on the results:
	USD	% Change
Net Revenue	$11.6	14%

"Visa delivered a strong fiscal third quarter, with net revenue up 14% year-over-year, GAAP EPS up 10% and non-GAAP EPS up 11%. Consumer and business spending remains resilient, and our strategy continues to deliver strong performance across consumer payments, commercial and money movement solutions and value-added services. As the leading hyperscaler of payments globally, we are designing, building and shipping products at an increased velocity, positioning Visa, our clients and the ecosystem to capture the opportunities ahead and drive growth."

GAAP Net Income	$5.6	7%
GAAP Earnings Per Share	$2.97	10%
Non-GAAP Net Income(1)	$6.3	8%
Non-GAAP Earnings Per Share(1)	$3.32	11%
(1) Refer to Non-GAAP Financial Measures for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q3 2026
Payments Volume	10%
Cross-Border Volume Excluding Intra-Europe(2)	12%
Cross-Border Volume Total	13%
Processed Transactions	10%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Third Quarter 2026 — Financial Highlights

GAAP net income in the fiscal third quarter was $5.6 billion or $2.97 per share, an increase of 7% and 10%, respectively, over prior year’s results. Current year's results included special items of $563 million for severance costs, $237 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case and $18 million for a deferred tax benefit recognized due to a change in the U.S. taxation of certain foreign earnings. Current year's results also included $9 million of net losses from equity investments and $78 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year's results included a special item of $615 million for a litigation provision associated with the MDL case and other legal matters, $35 million of net losses from equity investments and $73 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $6.3 billion or $3.32 per share, increases of 8% and 11%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share increase was approximately 9% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 11% on a constant-dollar basis. All references to earnings per share assume fully diluted class A share count.

Net revenue in the fiscal third quarter was $11.6 billion, an increase of 14%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenue increased 13% on a constant-dollar basis.

Payments volume for the three months ended March 31, 2026, on which fiscal third quarter service revenue is recognized, increased 9% over the prior year on a constant-dollar basis.

Payments volume for the three months ended June 30, 2026 increased 10% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenue, for the three months ended June 30, 2026, increased 12% on a constant-dollar basis over the prior year. Total cross-border volume on a constant-dollar basis increased 13% over the prior year.

Total processed transactions, which represent transactions processed by Visa, for the three months ended June 30, 2026, were 71.7 billion, a 10% increase over the prior year.

Fiscal third quarter service revenue was $4.9 billion, an increase of 14% over the prior year, and is recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenue rose 17% over the prior year to $6.0 billion. International transaction revenue grew 6% over the prior year to $3.9 billion. Other revenue of $1.5 billion rose 45% over the prior year. Client incentives were $4.7 billion, up 18% over the prior year.

GAAP operating expenses were $4.8 billion for the fiscal third quarter, a 19% increase over the prior year's results, primarily driven by an increase in personnel expenses. GAAP operating expenses included the special items as well as the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these items, non-GAAP operating expenses increased 17% over the prior year, primarily driven by increases in marketing and personnel expenses.

GAAP non-operating expense was $44 million for the fiscal third quarter, including $9 million of net equity investment losses. Excluding this item, non-GAAP non-operating expense was $35 million.

GAAP effective income tax rate was 17.6% for the quarter ended June 30, 2026. Excluding the special item related to the deferred tax benefit and the related tax impacts from the non-GAAP items, the non-GAAP effective income tax rate was 18.4% for the quarter ended June 30, 2026.

Cash, cash equivalents and investment securities were $13.9 billion at June 30, 2026.

The weighted-average number of diluted shares of class A common stock outstanding was 1.90 billion for the quarter ended June 30, 2026.

2

Other Notable Items

On May 12, 2026, Visa settled its previously announced exchange offer for class B-1 common stock and class B-2 common stock (together, "eligible class B common stock"). The exchange offer allowed each participating holder of eligible class B common stock to exchange their shares of eligible class B common stock for a combination of Visa's class B-3 common stock, Visa's class C common stock and, where applicable, cash in lieu of fractional shares.

On June 25, 2026, Visa deposited $250 million into its litigation escrow account, which was previously established under the Company’s U.S. retrospective responsibility plan to insulate the Company and class A common stockholders from financial liability for certain litigation cases. This deposit has the same economic effect on earnings per share as repurchasing the Company's class A common stock as it reduced each of the as-converted class B-1 common stock, class B-2 common stock and class B-3 common stock share counts at a volume-weighted average price of $333.42.

During the three months ended June 30, 2026, Visa repurchased approximately 14.5 million shares of class A common stock at an average cost of $330.71 per share for $4.9 billion. The Company had $28.4 billion of remaining authorized funds for share repurchases as of June 30, 2026.

On July 28, 2026, the board of directors declared a quarterly cash dividend of $0.670 per share of class A common stock (determined in the case of all other outstanding common and preferred stock on an as-converted basis) payable on September 1, 2026, to all holders of record as of August 11, 2026.

Fiscal Third Quarter 2026 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

3

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth, anticipated timing and benefits of our acquisitions, and financial outlook. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results or outcomes, or the timing of our results or outcomes, could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of complex and evolving global regulations;
•increased scrutiny and regulation of the global payments industry;
•impact of government-imposed obligations and/or restrictions on international payments systems;
•impact of laws and regulations regarding the handling of personal data, including laws and regulations related to privacy, cybersecurity and AI;
•impact of tax examinations or disputes, or changes in tax laws;
•outcome of litigation or investigations;
•intense competition in our industry;
•dependence on our client and seller base, which may be costly to win, retain and develop;
•continued push to lower acceptance costs and challenge industry practices;
•dependence on relationships with financial institutions, acquirers, processors, sellers, payment facilitators, ecommerce platforms, fintechs and other third parties;
•our inability to maintain and enhance our brand;
•impact of global economic, political, market, health and social events or conditions;
•our ability to adjust to evolving corporate responsibility and sustainability matters and related regulations;
•exposure to significant risk of loss or reduction of liquidity due to our indemnification obligation to fund settlement losses of our clients;
•failure to anticipate, adapt to, or keep pace with, new technologies in the payments industry;
•a disruption, failure or breach of our networks or systems, including as a result of cyber incidents or attacks;
•our inability to achieve the anticipated benefits of our acquisitions, joint ventures or strategic investments;
•our inability to attract, hire and retain a highly qualified workforce, including key management;
•the conversions of our class B-1, B-2, B-3 and class C common stock or series A, B and C preferred stock into shares of class A common stock would result in voting dilution to, and could adversely impact the market price of, our existing class A common stock;
•differing interests between holders of our class B-1, B-2, B-3 and C common stock and series A, B and C preferred stock compared to our class A common stock concerning certain significant transactions; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2025, and any subsequent reports on Forms 10-Q and 8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, sellers, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Fletcher Cook, 650-432-2990 Press@visa.com

4

Fiscal Third Quarter 2026 — Financial Summary

INCOME STATEMENT SUMMARY

	Three Months Ended June 30, 2026	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenue
Service revenue	$4,922	14%
Data processing revenue	6,042	17%
International transaction revenue	3,853	6%
Other revenue	1,496	45%
Client incentives	(4,680)	18%
Net revenue	$11,633	14%

Total operating expenses	$4,756	19%
Non-operating income (expense)	(44)	(128%)
Effective income tax rate	17.6%	1 ppt
Net income	$5,628	7%

Earnings per share	$2.97	10%

Non-GAAP(1)
Total operating expenses	$3,878	17%
Non-operating income (expense)	(35)	(119%)
Effective income tax rate	18.4%	1 ppt
Net income	$6,296	8%

Earnings per share	$3.32	11%

(1) Refer to Non-GAAP Financial Measures for further details.

KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	10%	11%
Cross-border volume excluding intra-Europe(2)	12%	14%
Cross-border volume total	13%	15%
Processed transactions	10%	10%

(2) Cross-border volume excluding transactions within Europe.

5

Visa Consolidated Balance Sheets (unaudited)

	June 30, 2026	September 30, 2025
	(in millions, except per share data)
Assets
Cash and cash equivalents	$12,359	$17,164
Restricted cash equivalents—U.S. litigation escrow	888	2,990
Investment securities	1,433	1,833
Settlement receivable	2,400	4,191
Accounts receivable	3,527	3,126
Customer collateral	4,310	3,625
Current portion of client incentives	2,523	2,158
Prepaid expenses and other current assets	3,562	2,679
Total current assets	31,002	37,766
Investment securities	150	999
Client incentives	5,884	5,157
Property, equipment and technology, net	4,858	4,236
Goodwill	20,825	19,879
Intangible assets, net	27,532	27,646
Other assets	4,339	3,944
Total assets	$94,590	$99,627
Liabilities
Accounts payable	$553	$555
Settlement payable	3,277	4,568
Customer collateral	4,310	3,625
Accrued compensation and benefits	2,219	1,863
Client incentives	11,429	10,369
Accrued liabilities	5,409	5,466
Current maturities of debt	2,996	5,569
Accrued litigation	1,274	3,033
Total current liabilities	31,467	35,048
Long-term debt	20,862	19,602
Deferred tax liabilities	5,219	5,549
Other liabilities	1,864	1,519
Total liabilities	59,412	61,718
Equity
Preferred stock, $0.0001 par value, 5 shares issued and outstanding as of June 30, 2026 and September 30, 2025	514	745
Common stock, $0.0001 par value:
Class A common stock, 1,702 and 1,691 shares issued and outstanding as of June 30, 2026 and September 30, 2025, respectively	—	—
Class B-1, B-2 and B-3 total common stock, 63 and 125 shares issued and outstanding as of June 30, 2026 and September 30, 2025, respectively	—	—
Class C common stock, 18 and 9 shares issued and outstanding as of June 30, 2026 and September 30, 2025, respectively	—	—
Right to recover for covered losses	(111)	(124)
Additional paid-in capital	22,168	21,934
Accumulated income	12,753	15,106
Accumulated other comprehensive income (loss):
Investment securities	2	12
Defined benefit pension and other postretirement plans	(25)	(32)
Derivative instruments	(129)	(307)
Foreign currency translation adjustments	6	575
Total accumulated other comprehensive income (loss)	(146)	248

Total equity	35,178	37,909

Total liabilities and equity	$94,590	$99,627

6

Visa Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
	(in millions, except per share data)
Net revenue	$11,633	$10,172	$33,764	$29,276

Operating Expenses
Personnel	2,458	1,749	6,063	5,219
Marketing	649	421	1,604	1,108
Network and processing	280	224	773	655
Professional fees	246	187	692	503
Depreciation and amortization	367	317	1,026	904
General and administrative	503	482	1,468	1,382
Litigation provision	253	615	1,290	1,659
Total operating expenses	4,756	3,995	12,916	11,430

Operating income	6,877	6,177	20,848	17,846

Non-operating Income (Expense)
Interest expense	(194)	(39)	(566)	(379)
Investment income (expense) and other	150	195	451	504
Total non-operating income (expense)	(44)	156	(115)	125

Income before income taxes	6,833	6,333	20,733	17,971
Income tax provision	1,205	1,061	3,231	3,003
Net income	$5,628	$5,272	$17,502	$14,968

Basic Earnings Per Share
Class A common stock	$2.97	$2.69	$9.15	$7.60
Class B-1 common stock	$4.59	$4.21	$14.18	$11.88
Class B-2 common stock	$4.47	$4.13	$13.85	$11.70
Class B-3 common stock(1)	$4.47	$—	$13.77	$—
Class C common stock	$11.87	$10.78	$36.58	$30.39

Basic Weighted-average Shares Outstanding
Class A common stock	1,673	1,709	1,678	1,720
Class B-1 common stock	3	5	4	5
Class B-2 common stock	53	120	98	120
Class B-3 common stock(1)	34	—	11	—
Class C common stock	18	9	12	9

Diluted Earnings Per Share
Class A common stock	$2.97	$2.69	$9.14	$7.59
Class B-1 common stock	$4.59	$4.20	$14.17	$11.87
Class B-2 common stock	$4.47	$4.13	$13.83	$11.69
Class B-3 common stock(1)	$4.47	$—	$13.76	$—
Class C common stock	$11.86	$10.77	$36.55	$30.35

Diluted Weighted-average Shares Outstanding
Class A common stock	1,898	1,959	1,916	1,973
Class B-1 common stock	3	5	4	5
Class B-2 common stock	53	120	98	120
Class B-3 common stock(1)	34	—	11	—
Class C common stock	18	9	12	9

(1) No shares of class B-3 common stock were outstanding prior to the class B-1 and B-2 common stock exchange offer.

7

Visa Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended June 30,
	2026	2025
	(in millions)
Operating Activities
Net income	$17,502	$14,968
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	13,194	11,503
Share-based compensation	728	706
Depreciation and amortization	1,026	904
Deferred income taxes	(638)	347
VE territory covered losses	(108)	(22)
(Gains) losses on equity investments, net	31	133
Other	16	70
Change in operating assets and liabilities:
Settlement receivable	1,761	(211)
Accounts receivable	(368)	(334)
Client incentives	(13,121)	(11,253)
Other assets	(832)	(18)
Accounts payable	(28)	(14)
Settlement payable	(1,436)	619
Accrued and other liabilities	373	(1,199)
Accrued litigation	(1,758)	622
Net cash provided by (used in) operating activities	16,342	16,821

Investing Activities
Purchases of property, equipment and technology	(1,178)	(1,093)
Purchases of investment securities	(50)	—
Proceeds from maturities and sales of investment securities	1,280	2,468
Acquisitions, net of cash, cash equivalents, restricted cash and restricted cash equivalents acquired	(705)	(887)
Purchases of other investments	(97)	(41)
Other investing activities	(5)	(43)
Net cash provided by (used in) investing activities	(755)	404

Financing Activities
Repurchases of class A common stock	(16,430)	(13,389)
Repayments of senior notes	(5,565)	—
Dividends paid	(3,852)	(3,488)
Proceeds from issuance of senior notes	2,995	3,924
Net proceeds from issuance (repayments) of commercial paper	1,496	—
Proceeds from stock issued under equity plans	204	341
Taxes paid related to stock issued under equity plans	(272)	(254)
Other financing activities	(116)	(97)
Net cash provided by (used in) financing activities	(21,540)	(12,963)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(266)	416
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(6,219)	4,678

Cash, cash equivalents, restricted cash and restricted cash equivalents as of beginning of period	24,987	19,763
Cash, cash equivalents, restricted cash and restricted cash equivalents as of end of period	$18,768	$24,441

Supplemental Disclosure
Cash paid for income taxes, net(1)	$4,887	$3,587
Interest payments on debt	$600	$539
Accruals related to purchases of property, equipment and technology	$125	$51

(1) For the nine months ended June 30, 2026 and 2025, the amount includes cash paid for federal transferable tax credits of $1.8 billion and $1.3 billion, respectively.

8

Visa Quarterly Results of Operations (unaudited)

	Fiscal 2026 Quarter Ended			Fiscal 2025 Quarter Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(in millions)
Net revenue	$11,633	$11,230	$10,901	$10,724	$10,172

Operating Expenses
Personnel	2,458	1,841	1,764	1,742	1,749
Marketing	649	545	410	576	421
Network and processing	280	260	233	239	224
Professional fees	246	238	208	256	187
Depreciation and amortization	367	333	326	316	317
General and administrative	503	450	515	544	482
Litigation provision	253	329	708	903	615
Total operating expenses	4,756	3,996	4,164	4,576	3,995

Operating income	6,877	7,234	6,737	6,148	6,177

Non-operating Income (Expense)
Interest expense	(194)	(178)	(194)	(210)	(39)
Investment income (expense) and other	150	118	183	285	195
Total non-operating income (expense)	(44)	(60)	(11)	75	156

Income before income taxes	6,833	7,174	6,726	6,223	6,333
Income tax provision	1,205	1,153	873	1,133	1,061
Net income	$5,628	$6,021	$5,853	$5,090	$5,272

9

Visa Non-GAAP Financial Measures (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. Constant-dollar financial measures are calculated by using a fixed current year U.S. dollar/foreign currency exchange rate for each local currency for the current and prior year periods, which eliminates the impact of foreign currency transactions in measuring financial performance. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Non-GAAP financial measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with GAAP.

We exclude the following from our GAAP financial results to arrive at our non-GAAP financial results:

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as technology and customer relationships acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. Litigation provision includes significant accruals related to certain legal matters that are not covered by the U.S. retrospective responsibility plan or the Europe retrospective responsibility plan (uncovered legal matters) and additional accruals associated with the interchange multidistrict litigation which are covered by the U.S. retrospective responsibility plan (U.S. covered litigation). Litigation provision associated with these matters can vary significantly based on the facts and circumstances related to each matter and do not correlate to the underlying performance of our business. For the three and nine months ended June 30, 2026 and 2025, we have excluded these amounts to facilitate a comparison to our past operating performance.

•Deferred tax benefit. For the three and nine months ended June 30, 2026, we recorded a deferred tax benefit within income tax provision due to a change in the U.S. taxation of certain foreign earnings. We have excluded this one-time non-cash benefit as it is not representative of our ongoing operations.

•Severance costs. For the three and nine months ended June 30, 2026, and nine months ended June 30, 2025, we recorded severance costs within personnel expense resulting from actions taken to drive operational efficiencies and reinvest in high-growth opportunities. These costs have been excluded as they are not representative of our ongoing operations.

•Lease consolidation costs. For the nine months ended June 30, 2025, we recorded a charge within general and administrative expense associated with the consolidation of certain leased office spaces. We have excluded this amount as it does not reflect the underlying performance of our business.

10

Visa Non-GAAP Financial Measures (unaudited) - continued

The following tables reconcile our GAAP to non-GAAP financial measures included in this release:

	Three Months Ended June 30, 2026
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$4,756	$(44)	$1,205	17.6%	$5,628	$2.97
(Gains) losses on equity investments, net	—	9	2		7	—
Amortization of acquired intangible assets	(64)	—	20		44	0.02
Acquisition-related costs	(14)	—	—		14	0.01
Litigation provision	(237)	—	54		183	0.10
Deferred tax benefit	—	—	18		(18)	(0.01)
Severance costs	(563)	—	125		438	0.23
Non-GAAP	$3,878	$(35)	$1,424	18.4%	$6,296	$3.32

	Nine Months Ended June 30, 2026
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$12,916	$(115)	$3,231	15.6%	$17,502	$9.14
(Gains) losses on equity investments, net	—	31	7		24	0.01
Amortization of acquired intangible assets	(168)	—	47		121	0.06
Acquisition-related costs	(62)	—	7		55	0.03
Litigation provision	(1,255)	—	282		973	0.51
Deferred tax benefit	—	—	351		(351)	(0.18)
Severance costs	(563)	—	125		438	0.23
Non-GAAP	$10,868	$(84)	$4,050	17.8%	$18,762	$9.79

	Three Months Ended June 30, 2025
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$3,995	$156	$1,061	16.7%	$5,272	$2.69
(Gains) losses on equity investments, net	—	35	7		28	0.01
Amortization of acquired intangible assets	(54)	—	14		40	0.02
Acquisition-related costs	(19)	—	1		18	0.01
Litigation provision	(615)	—	139		476	0.24
Non-GAAP	$3,307	$191	$1,222	17.3%	$5,834	$2.98

11

Visa Non-GAAP Financial Measures (unaudited) - continued

	Nine Months Ended June 30, 2025
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$11,430	$125	$3,003	16.7%	$14,968	$7.59
(Gains) losses on equity investments, net	—	133	29		104	0.05
Amortization of acquired intangible assets	(164)	—	41		123	0.06
Acquisition-related costs	(85)	—	6		79	0.04
Severance costs	(213)	—	45		168	0.08
Lease consolidation costs	(39)	—	9		30	0.02
Litigation provision	(1,634)	—	367		1,267	0.64
Non-GAAP	$9,295	$258	$3,500	17.3%	$16,739	$8.49

(1)Determined by applying applicable tax rates.
(2)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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